UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	08-2130269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 402-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2018, FAT Brands Inc. (the “Company”) entered into a Note Exchange Agreement under which it agreed with Fog Cutter Capital Group, Inc. (the “Holder”) to exchange the remaining balance of the Company’s outstanding Promissory Note issued to the Holder on October 20, 2017, in the original principal amount of $30,000,000 (the “Note”). The Note has an estimated outstanding balance of principal plus accrued interest of $9,844,411 (the “Note Balance”).

The Holder agreed to cancel the Note as of June 27, 2018, and the Note Balance will be exchanged for shares of capital stock of the Company in the following amounts (the “Exchange Shares”):

●	$2,000,000 of the Note Balance will be exchanged for 20,000 shares of Series A Fixed Rate Cumulative Preferred Stock of the Company at $100 per share; and

●	The remaining Note Balance of $7,844,411 will be exchanged for 1,067,266 shares of Common Stock of the Company, representing an exchange price of $7.35 per share, which was the closing trading price of the Common Stock on June 26, 2018. Such number of shares will be trued up based on the final Note balance as of June 27, 2018, once the Company releases its quarterly financial statements for the quarter ending July 1, 2018.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The transaction described above was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAT Brands Inc.

Date: July 3, 2018	By:	/s/ Ron Roe
Ron Roe
Chief Financial Officer

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